EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Absolute Shares Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Absolute Shares Trust for the year ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Absolute Shares Trust for the stated period.

/s/ Don Schreiber, Jr.	/s/ Frederick Teufel, Jr.
Don Schreiber, Jr.	Frederick Teufel, Jr.
Principal Executive Officer and President	Principal Financial Officer and Treasurer
Absolute Shares Trust	Absolute Shares Trust

Dated:	10/20/26	Dated:	10/19/26

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Absolute Shares Trust for purposes of Section 18 of the Securities Exchange Act of 1934.